Exhibit 10.2

FIFTH AMENDMENT

TO

COMMERCIAL SUPPLY AGREEMENT

This amendment is effective the last date signed by a party, between MannKind Corporation, a Delaware corporation (“MannKind”), having a principal place of business at One Casper Street, Danbury, Connecticut 06810, and United Therapeutics Corporation, a Delaware public benefit corporation (“United Therapeutics”), having a principal place of business at 1040 Spring Street, Silver Spring, Maryland 20910.

WHEREAS, the parties to this amendment entered into a Commercial Supply Agreement effective as of August 12, 2021 (such agreement, as amended in a First Amendment effective October 16, 2021, a Second Amendment effective June 15, 2022, a Third Amendment effective August 31, 2022, and a Fourth Amendment effective December 22, 2022, the “Agreement”), and the parties now wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the terms and conditions specified herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.
AMENDMENTS.
a.
Effective January 1, 2024, Appendices A, B and E of the Agreement are deleted in their entirety and replaced with the versions of such appendices attached hereto, and all references to such appendices in the Agreement shall be construed as references to the updated versions of each such appendices attached hereto as of such date. Until such date, the existing version of Appendices A, B and E shall remain in effect.
b.
Effective immediately, Appendix F of the Agreement is deleted in its entirety and replaced with the version of Appendix F attached hereto. All references to Appendix F in the Agreement shall be construed as a reference to the updated version of Appendix F attached hereto.
2.
GENERAL. All terms of the Agreement that are not specifically modified by this amendment remain in full force and effect. The parties may execute this amendment in counterparts, each of which is deemed an original for all purposes, and which together will constitute the same instrument. The parties may execute this amendment by electronic means (electronic signature through generally recognized e-signature vendors), by scanned pdfs of wet-ink signed documents, or by return of originals.

* * *

Signature page follows

Confidential

IN WITNESS WHEREOF, the parties have caused this amendment to be signed by their duly authorized representatives as of the date indicated below.

United Therapeutics Corporation By: /s/ Patrick Poisson Name: Patrick Poisson Title: EVP, Technical Operations Date: 10-Jan-2024	MannKind Corporation By: /s/ Sanjay Singh Name: Sanjay Singh Title: EVP, Technical Operations Date: 10-Jan-2024

Confidential